Care Concepts I, Inc., Releases Results for

Year-End 2003

POMPANO BEACH, FLORIDA, March 30, 2004 – Care Concepts, I, Inc. (AMEX – IBD) today reported its financial results for the year ended December 31, 2003.

Auction and related revenues increased $141,497 to $312,893 or 83% in 2003, compared to $171,396 in 2002. Total sales in the year ending December 31, 2003 were $359,260 compared to $1,079,311 in the year ending December 31, 2002, a decrease of $720,051. The decrease was principally because the Company did not recognize any revenue from marketing agreements during 2003 as compared to $583,081 of revenue from these agreements during 2002. The Company does not intend to sell additional marketing agreements. Additionally, the Company recognized revenue on the isolated sales of cel art totaling $52,250 for the year ended December 31, 2003, compared to $304,000 for the year ended December 31, 2002.

Total costs and expenses for the year ended December 31, 2003 were $823,668, as compared to $1,187,203 in 2002, a decrease of $363,535. The net loss for year ended December 31, 2003 was $464,768 as compared to a net loss of $117,041 for the year ended December 31, 2002.

“We are pleased that traffic to our site has more than doubled over the past year from the previous year, and the number of new members who join our site has almost tripled on a daily basis in 2003 over 2002,” said Care President C. Gary Spaniak.

Steve Markley, Chief Executive Officer said, "Care Concepts I, Inc. has and will continue to achieve important benchmarks in its growth. In 2003, we began expanding our auction sales market base for our wholly-owned subsidiary, iBid America, Inc. from Florida into additional national geographic areas. In February 2004, the Company commenced trading on the American Stock Exchange, which we believe will expose us to a wider audience of customers. The Company’s auction and related sales increased 83% in 2003 over 2002. We attribute this to steadily-increasing acceptance of our online marketing concept. Looking forward, we anticipate that our auction sales results will continue to increase as we intend to expand into markets outside of South and Central Florida, Las Vegas and Cincinnati, and increase market penetration in our current markets.”

About the Company: Care Concepts I, Inc. through its subsidiary iBid America, Inc., showcases local and national businesses on its Internet website http://www.ibidusa.com. Products and services are featured in an auction format starting with an opening bid of about 30% percent of the retail value. Many of the auctions benefit local and national charitable organizations. All visitors to the website, whether registered to bid or not, can download and print discount offer coupons from local and national businesses. The Company's executive offices are located in Pompano Beach, Florida.

For further information, please read the Company's Annual Report for the year ended December 31, 2003 as filed on Form 10-KSB with the Securities and Exchange Commission March 29, 2004.

Contact:

   Care Concepts I, Inc., Pompano Beach

   Steve Markley, 954/786-8458

  ibidamerica@aol.com

NOTE: Statements contained herein that relate to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2004 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include changes in regional, national, and global micro- and macro-economic conditions, including the levels of consumer confidence and spending and the levels of customer traffic on the Internet; risks related to consumer acceptance of the Company's services; risks associated with competition and the marketplace, including the financial condition of, and the Company's ability to effectively remain competitive with respect to product, value and service; and such other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices as are set forth in our 2003 Annual Report on Form 10-KSB. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.